 U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(D) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported): May 19, 2015

China Liaoning Dingxu Ecological Agriculture Development, Inc.

(Exact name of small business issuer as specified in its charter)

Commission File No.  333-170480

Nevada	80-0638212
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Room 2119 Mingyong Building, No. 60 Xian Road.

Shahekou District, Dalian, China 116021

(Address of Principal Executive Offices)

86-13909840703

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The reverse split of China Liaoning Dingxu Ecological Agriculture Development, Inc.’s (the “Company”) common stock at a ratio of 1 for 15, previously approved by the board of directors, and shareholders holding a majority of the outstanding shares of common stock of the Company, and evidenced by the Certificate of Change filed with the Nevada Secretary of State to effectuate the foregoing has been declared effective by Finra with a Daily List Announcement Date of May 19, 2015, and a Market Effective Date of May 20, 2015. A “D” will be placed on the Company’s ticker symbol for 20 business days after the Market Effective Date.  After 20 business days, the symbol will revert back to the original symbol (CLAD).

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SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

China Liaoning Dingxu Ecological Agriculture Development, Inc.

May 19, 2015	By:	/s/ Yung Kong Chin
Yung Kong Chin
President, Chief Executive Officer, Chief Financial Officer